UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024 (September 13, 2024)

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., STE 550	94608
Emeryville, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Warner Biddle as Chief Executive Officer

On September 14, 2024, the Board of Directors (the “Board”) of Kyverna Therapeutics, Inc. (the “Company”) appointed Warner Biddle as the Company’s Chief Executive Officer and as a Class III director of the Company, in each case effective September 16, 2024 (the “Effective Date”).

Mr. Biddle, age 57, previously worked at Kite Pharma, Inc. from August 2020, where he served as Senior Vice President and Global Head of Commercial. Prior to that, Mr. Biddle served as Vice President and Franchise Head for the Breast/Gynecologic and Skin Cancer Franchises at Genentech from January 2018 to August 2020. During his prolific tenure, he led the cross-functional strategy and launches for several key commercial and pipeline products while driving significant portfolio growth. Prior to his oncology roles, Mr. Biddle served as Vice President, Sales and Marketing for Ophthalmology at Genentech from November 2013 to December 2015 and also held various global leadership roles in Europe and Canada across multiple therapeutic disease areas at Novartis and GlaxoSmithKline. Mr. Biddle earned a Bachelor’s Degree in Commerce with Honors from the University of Saskatchewan.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Biddle or any director or executive officer of the Company, and he was not selected to serve as the Company’s Chief Executive Officer or a director pursuant to any arrangement or understanding with any person.

In connection with his appointment, on September 14, 2024, Mr. Biddle and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Biddle’s initial annualized salary will be $625,000, and he will be paid a one-time bonus of $650,000, less applicable withholdings (the “Sign-On Bonus”), within thirty days after Mr. Biddle’s start date. In the event of Mr. Biddle’s termination of employment by the Company for Cause (as defined in the Offer Letter), or if Mr. Biddle resigns without Good Reason (as defined in the Offer Letter), in either case prior to the first anniversary of the Effective Date, Mr. Biddle agreed to repay the Sign-On Bonus to the Company within thirty days after such termination or resignation. Additionally, Mr. Biddle will be eligible to receive an annual performance bonus of up to 60% of his base salary (which will not be pro-rated for 2024). His salary and performance bonus percentage may be increased in the future at the discretion of the Compensation Committee (the “Compensation Committee”) of the Board. He will also be entitled to be reimbursed for up to $150,000 of relocation/moving expenses. Mr. Biddle’s employment will be on an “at-will” basis.

In connection with his appointment, and as provided in the Offer Letter, as soon as practicable following his start date, the Company will grant Mr. Biddle an option pursuant to the Plan (as defined below) to purchase 2,579,259 shares of the Company’s common stock (the “Option”), which option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of the Effective Date and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject to Mr. Biddle’s continued services to the Company on each applicable vesting date. The Option was inducement material to Mr. Biddle’s agreement to enter into employment with the Company and Mr. Biddle has not previously been an employee or director of the Company.

Pursuant to the Offer Letter, if the Company terminates Mr. Biddle’s employment without Cause (as defined in the Offer Letter), or Mr. Biddle resigns for Good Reason, Mr. Biddle will be entitled to (a) a lump sum payment equal to eighteen months of Mr. Biddle’s then-current annual base salary, (b) a lump sum payment equal to Mr. Biddle’s then-current target bonus, less all applicable withholdings and deductions, paid on the 60th day following Mr. Biddle’s separation from service, (c) reimbursement of COBRA premiums for Mr. Biddle and his eligible dependents for eighteen months, provided, that such reimbursement will cease on the date that Mr. Biddle becomes covered under a similar plan, and (d) acceleration of vesting with respect to any unvested service-based equity awards for an additional eighteen months; provided that if the separation from service occurs within twelve months following a “Change in Control” (as defined in the Offer Letter), Mr. Biddle shall be entitled to full acceleration of vesting with respect to 100% of all unvested equity awards (with any performance-based vesting requirements being deemed satisfied at target). Payment of the foregoing under the Offer Letter is conditioned upon Mr. Biddle’s execution of a separation agreement and release of claims in favor of the Company.

In connection with his employment, Mr. Biddle also entered into the Company’s standard Employee Confidential Information and Inventions Assignment Agreement, which includes confidentiality provisions, an invention assignment and non-compete covenants during his employment and non-solicit covenants during his employment and for one year thereafter.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Biddle’s appointment, the Company also entered into the Company’s standard indemnification and advancement agreement with Mr. Biddle, a copy of which is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Separation Agreement with Peter Maag, Ph.D.

On September 13, 2024, the Company and Peter Maag, Ph.D., entered into a Separation and General Release Agreement (the “Separation Agreement”), pursuant to which Dr. Maag resigned as Chief Executive Officer, and also as a director, of the Company, effective September 13, 2024 (the “Separation Date”), which contains a release of claims against the Company and the following severance benefits to be paid to Dr. Maag, provided that he does not revoke the release of claims: full monthly COBRA premiums for Dr. Maag to continue healthcare insurance coverage under COBRA until the earliest of: (a) the close of the 12-month period following the end of the Contractor Period (as defined below); (b) the date Dr. Maag is no longer eligible to receive COBRA continuation coverage; or (c) the date on which Dr. Maag becomes eligible to receive similar healthcare insurance coverage from another employer or another source. Dr. Maag’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Additionally, the Separation Agreement further provides that, commencing on the Separation Date for a period of up to six months (the “Contractor Period”), Dr. Maag shall provide certain contractor services, including providing such assistance to the Company’s Chief Executive Officer primarily relating to the transition of his prior responsibilities and knowledge transfer activities. As compensation for such contractor services, and subject to Dr. Maag providing such contractor services in good faith, the Company shall provide Dr. Maag with a monthly payment of $45,833.33 (payable no later than the last day of the subsequent month for services performed for the prior month and prorated for any partial months) and Dr. Maag’s currently outstanding equity compensation shall continue to vest in accordance with the terms of the applicable award agreement(s) and plan(s), which such awards shall continue to be subject to such terms, including, without limitation, with respect to expiration. Further, if within 60 days of the termination of the Contractor Period. Dr. Maag re-executes the Separation Agreement and allows it to become effective and irrevocable as a result of such re-execution, and, so long as Dr. Maag provided the requested services during the Contractor Period in good faith and the Contractor Period either terminated naturally at the end of such Contractor Period or was terminated earlier by Dr. Maag, then (i) the Company shall pay Dr. Maag $550,000, less all applicable withholdings and deductions, during the 12-month period commencing 6-months following the Separation Date, payable in accordance with the Company’s normal payroll practices, and (ii) solely for purposes of Company stock option vesting and expiration, but subject to Dr. Maag continuing to comply with his obligations to the Company, he shall be deemed to remain a continuous service provider through, and terminating on, June 13, 2025.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, the full text of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Christi Shaw to the Board

On September 14, 2024, the Board appointed Christi Shaw as a Class II director of the Company, effective September 14, 2024. Ms. Shaw, age 57, is a seasoned healthcare executive with over 30 years of experience in the biopharmaceutical industry. Most recently, she served as Chief Executive Officer of Kite Pharma, Inc., a Gilead company specializing in the development of cancer immunotherapies, from August 2019 to March 2023. Ms. Shaw has served on the board of directors of Beam Therapeutics Inc. (Nasdaq: BEAM) since December 2023 and on the board of directors for ReAlta Life Sciences, Inc. since January 2024. Ms. Shaw also served as a director of Avantor, Inc. (NYSE: AVTR) from November 2018 through May 2024. From April 2017 to August 2019, she served as Senior Vice President of Eli Lilly Company, a global healthcare company, and President of Lilly Bio-Medicines, the business within Eli Lilly Company that comprised its neuroscience and immunology divisions. From 2014 to 2016, Ms. Shaw served as U.S. country head and President of Novartis Pharmaceutical Corporation, a global healthcare company, and from 2010 to 2014 as North American region head of Novartis Oncology. Prior to 2010, Ms. Shaw held several leadership positions at Johnson & Johnson, Inc. Previously, she served as an executive committee member of the Biotechnology Innovation Organization. Ms. Shaw is also the co-founder of the More Moments More Memories Foundation, which assists people with cancer and their caregivers. Ms. Shaw holds a B.B.A. in Marketing from Iowa State University and an M.B.A. from the University of Wisconsin.

In accordance with the Company’s Non-Employee Director Compensation Program (the “Program”), as a non-employee director of the Company, Ms. Shaw is initially entitled to receive cash compensation in the amount of $40,000 per year for her service on the Board, prorated for the portion of the year on which she serves on the Board. In addition, pursuant to the Program, on September 16, 2024, Ms. Shaw will be granted an option with respect to such number of shares of the Company’s common stock as is equal to $350,000, divided by the closing price of the Company’s common stock on the date of grant (the “Appointment Option”), which shall vest with respect to 1/36th of the shares on each monthly anniversary of the date of grant, subject to Ms. Shaw’s continued service with the Company through each such date. In addition, if a Change in Control (as defined in the Company’s 2024 Equity Incentive Plan) occurs during Ms. Shaw’s service on the Board, the Appointment Option will vest in full as of the closing of such Change in Control.

The Company also entered into an indemnification and advancement agreement with Ms. Shaw in the same form as its standard form of indemnification and advancement agreement with its other directors.

There are no reportable family relationships or related-party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Shaw or any director or executive officer of the Company, and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Shaw has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Resignation of Brian Kotzin, M.D., from the Board

On September 13, 2024, Brian Kotzin, M.D., notified the Board of his decision to resign from the Board and the Audit Committee of the Board, effective as of September 13, 2024. Dr. Kotzin’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Adoption of 2024 Inducement Equity Incentive Plan

On September 14, 2024, the Compensation Committee adopted the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan (the “Plan”). The Plan will serve to advance the interests of the Company by providing a material inducement for the best available individuals to join the Company as employees by affording such individuals an opportunity to acquire a proprietary interest in the Company.

The Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company or an affiliate of the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company. The maximum number of shares available for grant under the Plan is 4,000,000 shares of the Company’s common stock (subject to adjustment for recapitalizations, stock splits, reorganizations and similar transactions). The Plan is administered by the Compensation Committee and expires ten years from the date of effectiveness.

The Plan has not been and will not be approved by the Company’s stockholders. Awards under the Plan will be made pursuant to the exemption from Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4), which permits Nasdaq-listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 8.01. Other Events.

On September 16, 2024, the Company issued a press release announcing the aforementioned changes to its Board and the appointment of Mr. Biddle as the Company’s Chief Executive Officer. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Employment Offer Letter, dated September 14, 2024, between Kyverna Therapeutics, Inc. and Warner Biddle.
10.2	Separation and General Release Agreement, dated September 13, 2024, between Kyverna Therapeutics, Inc. and Peter Maag, Ph.D.
10.3	Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan.
99.1	Press Release, dated September 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYVERNA THERAPEUTICS, INC.

Date: September 16, 2024	By:	/s/ Ian Clark
	Name:	Ian Clark
	Title:	Chairperson of the Board